Exhibit 99.1

NOTICE OF TERMINATION OF CONVERSION RIGHT

CNO FINANCIAL GROUP, INC.
7.0% Convertible Senior Debentures due 2016
CUSIP No. 12621EAC7, 12621EAE3, 12621EAF0 and 12621EAB9

NOTICE IS HEREBY GIVEN TO THE
HOLDERS of the above-referenced Debentures

Pursuant to Section 12.11 of the Indenture, dated October 16, 2009, as amended and supplemented from time to time (the "Indenture"), between CNO Financial Group, Inc., as issuer (the "Issuer") and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), relating to the above-referenced 7.0% Convertible Senior Debentures due 2016 (the "Debentures"), the Issuer has elected to terminate the right to convert the Debentures effective as of July 30, 2013 (the "Conversion Termination Date"). Holders of the Debentures may exercise their conversion right at any time on or prior to the close of business on July 30, 2013 in accordance with the terms and instructions set forth in Section 12.02 of the Indenture. Holders exercising their conversion right on or before July 30, 2013 will receive a number of shares of common stock, par value $0.01 per share, of the Issuer ("Common Stock") in an amount equal to the Conversion Rate applicable per $1,000 principal amount of Debentures converted by such Holder. The Conversion Rate on the date hereof is equal to 184.3127 shares of Common Stock per $1,000 principal amount of Debentures converted. Debentures tendered for conversion shall be deemed paid in full and the Issuer will have no further obligation with respect to such Debentures. Beneficial holders of Debentures may exercise their conversion right pursuant to The Depository Trust Company's book-entry conversion program. Capitalized terms used herein but not defined shall have the meaning given them in the Indenture. The Indenture was filed as Exhibit 4.1 to the Current Report of the Issuer on Form 8-K filed with the SEC on October 19, 2009, available on the SEC's website at http://www.sec.gov.

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Dated: July 1, 2013

CNO FINANCIAL GROUP, INC.